                                                                 EXHIBIT 99.3


                         JONES MEDICAL INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                      --------------------------
                                                                         1994           1995
                                                                      -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents........................................   $ 8,542,757    $ 8,341,823
  Accounts receivable, less allowance for doubtful accounts of
     $113,347 in 1994 and $187,484 in 1995..........................    5,799,950      9,438,107
  Inventories......................................................    10,288,063     13,014,276
  Deferred income taxes............................................     1,198,617      1,546,100
  Other............................................................       555,496        821,556
  Note Receivable..................................................       255,357        175,169
                                                                      -----------    -----------
     Total current assets..........................................    26,640,240     33,337,031
Intangible assets:
  Customer lists...................................................     6,084,967      6,084,967
  Distribution systems, trademarks and licenses....................    11,836,110     24,336,110
  Restrictive covenants and other intangibles......................     2,208,710      3,142,328
  Goodwill.........................................................     4,636,813      4,255,298
                                                                      -----------    -----------
                                                                       24,766,600     37,818,703
  Less accumulated amortization....................................     4,092,394      4,883,538
                                                                      -----------    -----------
Net intangible assets..............................................    20,674,206     32,935,165
Net property, plant and equipment..................................    15,171,382     18,659,500
Other assets.......................................................       856,554      1,306,712
                                                                      -----------    -----------
     Total assets..................................................   $63,342,382    $86,238,408
                                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses............................   $ 5,569,769    $ 7,436,964
  Current portion of long-term debt................................     1,746,551      5,813,474
  Income taxes payable.............................................       400,433        871,401
  Dividends payable................................................       234,758        283,605
                                                                      -----------    -----------
     Total current liabilities.....................................     7,951,511     14,405,444
Long-term debt.....................................................     6,778,335     11,420,362
Deferred income taxes..............................................     4,134,736      4,474,077
Stockholders' equity:
  Preferred Stock, $0.01 par value, 1,000,000 shares authorized,
     99,919 shares issued and outstanding in 1994 and 1,056 in 1995
     ($2,248,000 aggregate liquidation preference in 1994 and
     $24,000 in 1995)..............................................           999             10
  Common Stock, $0.04 par value; 30,000,000 shares authorized,
     23,730,008 shares issued and outstanding in 1994 and
     24,227,423 in 1995............................................       949,200        969,097
  Contributed capital (including effects of unearned compensation
     and related amortization).....................................    19,507,276     19,590,417
  Retained earnings................................................    24,020,325     35,379,001
                                                                      -----------    -----------
     Total stockholders' equity....................................    44,477,800     55,938,525
                                                                      -----------    -----------
     Total liabilities and stockholders' equity....................   $63,342,382    $86,238,408
                                                                      ===========    ===========

                           See accompanying notes.

                         JONES MEDICAL INDUSTRIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1993           1994           1995
                                                         -----------    -----------    -----------
Sales..................................................  $55,620,958    $62,153,975    $74,791,815
Cost of sales..........................................   26,500,879     29,502,923     32,754,390
                                                         -----------    -----------    -----------
Gross profit...........................................   29,120,079     32,651,052     42,037,425
Selling, general and administrative expenses:
  Selling..............................................    9,417,108     11,956,990     12,679,189
  General and administrative...........................    5,590,227      6,457,842      7,192,877
  Research and development.............................      658,597        507,020        452,285
  Amortization.........................................    1,128,703      1,362,936      1,429,804
                                                         -----------    -----------    -----------
Total selling, general and administrative expenses.....   16,794,635     20,284,788     21,754,155
                                                         -----------    -----------    -----------
Operating income.......................................   12,325,444     12,366,264     20,283,270
Other income (expense):
  Interest income......................................      201,235        144,473        304,089
  Interest expense.....................................     (382,766)      (698,095)      (655,003)
  Miscellaneous........................................      101,470         67,424       (132,606)
                                                         -----------    -----------    -----------
Income before income taxes and cumulative effect of
  change in accounting principle.......................   12,245,383     11,880,066     19,799,750
Provision for income taxes.............................    4,660,826      4,360,168      7,410,491
                                                         -----------    -----------    -----------
Net income before cumulative effect of change in
  accounting principle.................................    7,584,557      7,519,898     12,389,259
Cumulative effect of change in accounting principle....      207,100
                                                         -----------    -----------    -----------
Net income.............................................  $ 7,791,657    $ 7,519,898    $12,389,259
                                                         ===========    ===========    ===========
Earnings per common and common equivalent share before
  cumulative effect of change in accounting
  principle............................................        $0.21          $0.29          $0.50
Cumulative effect of change in accounting principle....         0.01             --             --
                                                               -----          -----          -----
Earnings per common and common equivalent share........        $0.22          $0.29          $0.50
                                                               =====          =====          =====

                            See accompanying notes.

                        JONES MEDICAL INDUSTRIES, INC.
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                               NUMBER OF SHARES
                                               ----------------         PREFERRED   COMMON    CONTRIBUTED   RETAINED
                                               PREFERRED     COMMON       STOCK      STOCK      CAPITAL     EARNINGS       TOTAL
                                               ---------     ------       -----      -----      -------     --------       -----
BALANCE AT DECEMBER 31, 1992                     241,200    22,953,569     $2,412   $918,143  $19,168,822  $13,306,967  $33,396,344
Three-for-two Common Stock split declared
February 7, 1996                                             4,338,056               173,522     (173,522)                        0
Three-for-two Common Stock split declared
May 22, 1996                                                 6,507,084               260,283     (260,283)                        0
Exercise of stock options                                      229,337                 9,173      399,097                   408,270
Restricted Stock:
  Amortization of unearned compensation                                                           132,500                   132,500
Conversion of Preferred Stock                    (18,494)       72,779       (185)     2,911       (2,726)                        0
Net income                                                                                                   7,791,657    7,791,657
Cash dividend declared-Common Stock
($0.04 per historical JMED share)                                                                             (799,218)    (799,218)
Cash dividend declared-Preferred Stock
($0.16 per share)                                                                                              (37,221)     (37,221)
Adjustment for treasury stock activity-
  pooled company                                              (115,094)               (4,604)     (55,516)                  (60,120)

BALANCE AT DECEMBER 31, 1993                     222,706    33,985,731      2,227  1,359,428   19,208,372   20,262,185   40,832,212
Exercise of stock options                                      144,225                 5,769      415,156                   420,925
Restricted stock:
  Amortization of unearned compensation                                                            30,470                    30,470
Conversion of Preferred Stock                   (122,787)      483,465     (1,228)    19,339     (18,111)                        0
Net income                                                                                                   7,519,898    7,519,898
Cash dividend declared-Common Stock
($0.045 per historical JMED share)                                                                            (911,718)    (911,718)
Cash dividend declared-Preferred Stock
($0.16 per share)                                                                                              (24,930)     (24,930)
Adjustment for treasury stock activity
  in November 1993 - pooled company                        (10,883,413)             (435,336)    (128,611)  (2,825,110)  (3,389,057)

BALANCE AT DECEMBER 31, 1994                      99,919    23,730,008        999    949,200   19,507,276   24,020,325   44,477,800
Exercise of stock options                                      281,565                11,263      433,192                   444,455
Restricted stock:
  Amortization of unearned compensation                                                            29,544                    29,544
Conversion of Preferred Stock                    (54,859)      215,850       (549)     8,634       (8,085)                        0
Return of escrowed Preferred Stock               (44,004)                    (440)               (380,836)                 (381,276)
Escrowed preferred dividend                                                                         9,326                     9,326
Net income                                                                                                  12,389,259   12,389,259
Cash dividend declared-Common Stock
($0.05 per historical JMED share)                                                                           (1,026,401)  (1,026,401)
Cash dividend declared-Preferred Stock
($0.16 per share)                                                                                               (4,182)      (4,182)

BALANCE AT DECEMBER 31, 1995                       1,056    24,227,423        $10   $969,097  $19,590,417  $35,379,001  $55,938,525


                            See accompanying notes

                        JONES MEDICAL INDUSTRIES, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                       -------------------------------------------
                                                           1993           1994            1995
                                                       ------------    -----------    ------------
OPERATING ACTIVITIES
Net income..........................................   $  7,791,657    $ 7,519,898    $ 12,389,259
Noncash adjustments:
  Cumulative effect of change in accounting
     principle......................................       (207,100)            --              --
  Depreciation......................................        741,717        912,348       1,109,480
  Amortization......................................      1,128,703      1,362,936       1,429,804
  Provision for uncollectibles......................         41,582          7,212          63,918
  Deferred income taxes.............................       (100,989)      (270,992)         (8,141)
  (Gain)/loss on sale of assets.....................             --         (1,471)        126,060
Change in assets and liabilities, net of effects
  from acquisitions:
  Accounts receivable...............................     (1,869,491)       584,430      (3,702,075)
  Inventories.......................................     (3,838,151)     1,286,351      (2,726,213)
  Other assets......................................       (489,878)       282,857        (716,218)
  Accounts payable and accrued expenses.............       (621,269)       273,752       1,867,195
  Income taxes payable..............................       (737,977)       251,467         470,968
                                                       ------------    -----------    ------------
Net cash from operating activities..................      1,838,804     12,208,788      10,304,037
                                                       ------------    -----------    ------------
INVESTING ACTIVITIES
  Maturity (purchases) of certificates of deposit
   and U.S. government obligations..................       (224,565)     1,247,489              --
  Sales of marketable equity securities.............        108,755          3,515              --
  Additions to property, plant and equipment........     (5,431,233)    (3,688,322)     (5,448,477)
  Proceeds from sale of assets......................             --        268,938         766,108
  Purchases of intangible assets in product line
   acquisitions.....................................     (3,542,463)            --     (14,072,278)
  Purchase of Bronson Pharmaceuticals, Inc., net of
   cash acquired....................................     (8,183,542)            --              --
  Adjustment for treasury stock  activity-
    pooled company..................................        (60,120)      (169,453)             --
  Net increase(decrease) in notes receivable from
   related party*...................................       (209,383)       (45,974)         80,188
                                                       ------------    -----------    ------------
Net cash used for investing.........................    (17,542,551)    (2,383,807)    (18,674,459)
                                                       ------------    -----------    ------------
FINANCING ACTIVITIES
  Proceeds from long-term debt......................      8,000,000             --      14,000,000
  Repayment of long-term debt.......................     (1,651,727)    (2,134,295)     (4,652,908)
  Repayment of note payable to former
   stockholder of pooled company....................             --       (105,942)       (638,142)
  Payments of cash dividends........................       (789,749)      (934,495)       (983,917)
  Proceeds from exercise of stock options...........        408,270        420,925         444,455
                                                       ------------    -----------    ------------
Net cash from (used for) financing..................      5,966,794     (2,753,807)      8,169,488
                                                       ------------    -----------    ------------
Increase (decrease) in cash and cash equivalents....     (9,736,953)     7,071,174        (200,934)
Cash and cash equivalents, beginning of year........     11,208,536      1,471,583       8,542,757
                                                       ------------    -----------    ------------
  Cash and cash equivalents, end of year............   $  1,471,583    $ 8,542,757    $  8,341,823
                                                       ============    ===========    ============

                            See accompanying notes

                         JONES MEDICAL INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1.  BASIS OF PRESENTATION

On August 30, 1996, the Company acquired Daniels Pharmaceuticals, Inc. ("Daniels"), a Florida corporation, in a business combination accounted for as a pooling of interests by way of a merger (the "Merger") among Daniels, Daniels' parent entity, Galen Drugs of Florida, Inc. ("Galen"), a Florida corporation, and the Company's wholly owned subsidiary, JGD Acquisition Corporation, a Florida corporation. The accompanying financial statements are based on the assumption that the two companies were combined at the beginning of the year, and all financial statements for prior periods presented have been restated to give effect to the combination. Earning per share data reflects the shares issued in the merger for all periods presented.

Daniels' principal product is Levoxyl, a synthetic thyroid hormone for the treatment of hypothyroidism. Daniel's other products include Soloxine, a branded formulation of Levothyrozine for veterinary treatment of hypothyroidism.

In connection with the Merger, the Company issued 2,910,474 shares of its Common Stock and paid cash consideration of approximately $4,022,000 to dissenting shareholders (in lieu of 4,286 shares of JMED Common Stock). In addition, JMED issued 49,750 shares of its Common Stock to Daniels Enterprises, Inc. ("DEI"), a subchapter S-Corporation controlled by the principal shareholders of Galen, to acquire the real estate associated with the business. The book value of the real estate acquired was $892,000 at the consummation date of the combination.

Nonrecurring merger expenses related to this acquisition totaled $5,664,585, consist primarily of costs paid by shareholders on behalf of the Company, investment banking and professional fees, and severance costs and will be charged to the Company's operation in 1996.

In connection with the Merger, Daniels changed its fiscal year end from September 30 to December 31, which conforms to JMED's year end. The consolidated financial statements for all periods prior to 1996 have not been restated to reflect Daniels' change in fiscal year and include Daniels' results of operations on a September 30 fiscal year end basis and JMED's on a December 31 calendar year basis.

A reconciliation of the amounts of net sales and net income previously reported for each of the three years in the period ended December 31, 1995 is as follows:

                                            1993           1994             1995
                                            ----           ----             ----
Sales:
 As previously reported by JMED         $43,215,498     $47,548,803     $56,397,095
 Daniels                                 12,405,460      14,605,172      18,394,720
                                        -----------     -----------     -----------
 As restated                            $55,620,958     $62,153,975     $74,791,815
                                        ===========     ===========     ===========

Net Income:
 As previously reported by JMED         $ 6,410,913     $ 5,739,507     $ 9,328,304
 Daniels                                  1,380,744       1,780,391       3,060,955
                                        -----------     -----------     -----------
 As restated                            $ 7,791,657     $ 7,519,898     $12,389,259
                                        ===========     ===========     ===========

      On February 7, 1996, the Board of Directors declared a three-for-two stock split effected in the form of a stock dividend to be paid on March 1, 1996 to holders of record on February 23, 1996. The financial statements, including stock option, share, per share data, and market prices, have been retroactively adjusted to reflect the split.

     On May 22, 1996, the Board of Directors declared a three-for-two stock split effected in the form of a stock dividend to be paid on June 10, 1996 to holders of record on June 3, 1996. The financial statements, including stock options, share and per share data, have been retroactively adjusted to reflect the split.

2. NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION

Jones Medical Industries, Inc. and subsidiaries ("Company" or "JMED") is engaged in the manufacturing, marketing, and sale of pharmaceuticals and nutritional supplements. The Company's principal customers include consumers, retail pharmacies, hospitals (through wholesale drug distributors), physicians, and the United States government, of which sales to the United States government totaled approximately $4,600,000, $4,500,000 and $3,250,000 in 1993, 1994, and 1995,
respectively. No one customer accounted for more than 10% of the Company's consolidated sales in 1993, 1994, and 1995. The Company's most significant product lines include Levoxyl, with sales totaling approximately $6,348,000, $8,736,000 and $11,684,000 in 1993, 1994 and 1995, respectively, and a topical hemostat with sales totaling approximately $13,126,000, $12,681,000, and $14,573,000 in 1993, 1994, and 1995, respectively. The Company's only source of supply for the topical hemostat product is from GenTrac, Inc. ("GenTrac"), a wholly-owned subsidiary of the Company.



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Jones Medical Industries, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

     Cash equivalents in short-term money market accounts and other investments with original maturities of less than three months are stated at cost plus accrued interest and are considered to be cash equivalents.

INVENTORIES

     Inventories are valued at the lower of cost or market with cost determined on the first-in, first-out basis.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Depreciation is computed by the straight-line method over the useful life of the assets as follows:

                                                                             ESTIMATED
                                 ASSET CATEGORY                             USEFUL LIFE
        -----------------------------------------------------------------   -----------
        Buildings and improvements.......................................   15-40 years
        Equipment and furniture..........................................    5-20 years
        Automobiles......................................................       5 years

INTANGIBLE ASSETS

     The cost of product line or business acquisitions is allocated first to identifiable assets and liabilities based on estimated fair values. The excess of cost over identifiable assets and liabilities is

                         JONES MEDICAL INDUSTRIES, INC.

recorded as goodwill. Amortization is provided using the straight-line method over the estimated useful life of the assets as follows:

                                                                            ESTIMATED
                                 ASSET CATEGORY                            USEFUL LIFE
        -----------------------------------------------------------------  -----------
        Customer lists...................................................   20 years
        Distribution systems, trademarks, and licenses...................  5-30 years
        Restrictive covenants and other intangibles......................  5-10 years
        Goodwill.........................................................  25-40 years

     The Company continually reevaluates the propriety of the carrying amount of goodwill and other intangibles as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization, and interest over the remaining lives of the amortization periods of related goodwill and intangible assets. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of related intangibles, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over the respective fair values. At this time, the Company believes that no significant impairment of the goodwill and other intangibles has occurred and that no reduction of the estimated useful lives is warranted.

REVENUE RECOGNITION

     Sales are reported net of returns during the period in which product is shipped. These sales are subsequently adjusted for reserves incurred due to volume or other contractual discounts on certain pharmaceuticals under contracts with hospitals and hospital buying groups. At December 31, 1995 and 1994, the Company maintained a reserve of $1,935,116 and $1,543,313, respectively, for such anticipated discounts.

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     Earnings per common and common equivalent share are based on the weighted average number of shares of Common Stock and Common Stock equivalents outstanding during each year (35,228,601 in 1993, 26,360,757 in 1994, and 24,843,953 in 1995) after giving retroactive effect to the following: i) a three-for-two stock split effected in the form of a stock dividend declared February 7, 1996, ii) a three-for-two stock split effected in the form of a stock dividend declared May 22, 1996 and iii) the shares issued to consummate the acquisition of Galen Drugs of Florida and its principal subsidiary Daniels Pharmaceuticals, Inc. The computation assumes that outstanding stock options were exercised and the proceeds used to purchase common shares. Outstanding Preferred Stock was assumed to have been converted to Common Stock at the issuance date.

STOCK OPTIONS

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's incentive stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     In connection with various nonqualified stock option plans, certain options have been granted at exercise prices below the fair market value of the Common Stock at the grant date. Differences

                         JONES MEDICAL INDUSTRIES, INC.

between the option prices and fair market values at the dates of grant are charged to compensation expense ratably over the future service vesting periods.

DIRECT-RESPONSE ADVERTISING

     Costs associated with the production of the Company's direct-response mail order catalog are capitalized and amortized over the expected period of future benefit, which typically does not extend beyond six months. At December 31, 1994 and 1995, approximately $181,000 and $392,000, respectively, of capitalized catalog costs are included in the accompanying balance sheets. Advertising expense associated with the catalog in 1993, 1994, and 1995 totalled $584,000, $902,000, and $1,223,000, respectively.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1993 and 1994 financial statements to conform to the 1995 presentation.

4. ACQUISITIONS

DANIELS PHARMACEUTICALS, INC.

TAPAZOLE(R)

     On March 18, 1996, the Company entered into a perpetual licensing agreement with Eli Lilly and Company ("Lilly") for the exclusive United States marketing rights to the Tapazole(R) product line. The purchase price of approximately $26.0 million was financed with short-term bank debt of $8.7 million and Lilly financing of $17.3 million for six months. Approximately $24.0 million was allocated to the perpetual license with an amortizable life of 30 years, and $2.0 million was allocated to a restrictive covenant with an amortizable life of 10 years. In connection with the acquisition, the Company entered into a manufacturing agreement with Lilly whereby Lilly will manufacture and supply the Company with Tapazole(R) for a period of at least ten years. In addition, the Company agreed to pay Lilly royalties totalling 5% of net sales of Tapazole(R) for a period of ten years.

  Brevital

     On August 31, 1995, the Company entered into a perpetual licensing agreement with Eli Lilly and Company ("Lilly") for the exclusive United States marketing rights to the Brevital product line. The purchase price of approximately $14.0 million was financed with bank debt of $7.0 million and Lilly financing of $7.0 million. Approximately $13.0 million was allocated to the perpetual license with an amortizable life of 30 years, and $1.0 million was allocated to a restrictive covenant with an amortizable life of 10 years.

  Bronson Pharmaceuticals

     On March 24, 1993, the Company acquired the outstanding stock of Bronson Pharmaceuticals ("Bronson"), a California subchapter S corporation. The cost of the acquisition of $10,500,000 has been recorded using the purchase method of accounting, and the results of Bronson's operations, since the date of acquisition, have been included in the Company's consolidated financial statements. The excess of the purchase price over the estimated fair market value of the net assets acquired of approximately $2,700,000 is being amortized over 40 years using the straight-line method.

                         JONES MEDICAL INDUSTRIES, INC.

  Derma System Professional Skin Care

     On February 12, 1993, the Company acquired the Derma System Professional Skin Care product line for approximately $3,500,000 which was paid in cash. The entire purchase price was allocated to intangible assets, the majority of which are being amortized over a useful life of 20 years.

5. SUPPLEMENTAL CASH FLOW INFORMATION

     The Company paid the following amounts for interest and income taxes:

                                                         1993          1994          1995
                                                      ----------    ----------    ----------
        Interest...................................   $  396,391    $  685,345    $  502,022
        Income taxes...............................   $5,380,159    $4,333,298    $7,007,200
        Note payable to former stockholder issued
        in connection with repurchase of common
        stock of pooled company ...................            -    $3,219,604             -

6. INVENTORIES

     Inventories at December 31, 1994 and 1995 are comprised of the following:

                                                                   1994          1995
                                                               -----------    -----------
        Raw materials........................................  $ 3,826,607    $ 5,613,815
        Work-in-process......................................    1,030,511      1,130,532
        Finished goods.......................................    5,430,945      6,269,929
                                                               -----------    -----------
        Total inventories....................................  $10,288,063    $13,014,276
                                                               ===========    ===========

7. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1994 and 1995 are as follows:

                                                                  1994           1995
                                                               -----------    -----------
        Land................................................   $ 2,418,009    $ 2,397,755
        Buildings and improvements..........................     7,869,482      9,211,085
        Equipment and furniture.............................     7,306,343     10,031,272
        Leasehold improvements..............................       274,206        406,246
        Automobiles.........................................       383,407        461,702
                                                               -----------    -----------
                                                                18,251,447     22,508,060
        Less accumulated depreciation.......................     3,080,065      3,848,560
                                                               -----------    -----------
        Net property, plant and equipment...................   $15,171,382    $18,659,500
                                                               ===========    ===========

                         JONES MEDICAL INDUSTRIES, INC.

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at December 31, 1994 and 1995 are comprised of the following:

                                                                           1994          1995
                                                                        ----------    ----------
Trade payables.......................................................   $1,723,056    $1,995,631
Sales discounts and returns..........................................    2,044,416     2,645,072
Compensation.........................................................      808,797     1,158,203
Taxes other than income..............................................      138,307       114,137
Interest.............................................................       24,000       175,285
Royalties............................................................      109,483       174,276
Health insurance claims..............................................      201,083       198,060
Property and equipment purchases.....................................      139,406       203,762
Catalog expenses.....................................................        1,066       163,418
Other................................................................      380,155       609,120
                                                                        ----------    ----------
Total accounts payable and accrued expenses..........................   $5,569,769    $7,436,964
                                                                        ==========    ==========

9. LONG-TERM DEBT

     Long-term debt at December 31, 1994 and 1995 consists of the following:

                                                                          1994          1995
                                                                       ----------    -----------
Note payable to bank at bank base rate (8.5% at December 31, 1994), secured by all corporate assets, payable $133,334 monthly plus
  interest; final payment due July 1998.............................   $5,399,986    $        --
Note payable to bank at .5% below bank base rate (8.25% at December
  31, 1995), secured by all corporate assets, payable $136,111
  monthly plus interest; final payment due September 2000...........           --      7,758,316
Note payable to Lilly at 7%; payable in installments of $4,000,000
  in August 1996 and $3,000,000 in August 1997......................           --      7,000,000
Note payable to former shareholder of pooled company at 6.81%           3,113,662      2,475,520
Note payable to former shareholder of pooled company at 5.49% interest;
  due on demand.....................................................       11,238             --
                                                                       ----------    -----------
                                                                        8,524,886     17,233,836
Less current maturities.............................................    1,746,551      5,813,474
                                                                       ----------    -----------
Total long-term debt................................................   $6,778,335    $11,420,362
                                                                       ==========    ===========

     Approximately $1,167,000 of the $5,399,986 of long-term debt outstanding at December 31, 1994 was refinanced in connection with the 1995 bank note payable.

     Maturities of long-term debt at December 31, 1995 are as follows:

        1996.............................................................   $ 5,813,474
        1997.............................................................     4,826,133
        1998.............................................................     1,839,680
        1999.............................................................     1,854,179
        2000.............................................................     1,461,364
        Thereafter ......................................................     1,439,006
                                                                            -----------
                                                                            $17,233,836
                                                                            ===========

                         JONES MEDICAL INDUSTRIES, INC.

     On March 16, 1995, the Company increased its available borrowings under the March 16, 1993 credit arrangement from $2.0 million to $4.0 million. Interest on outstanding borrowings is based on the bank base rate and is payable monthly. Borrowings on the line of credit are secured by substantially all of the assets of the Company. There were no borrowings under the line of credit agreement in 1994 and 1995.

     The bank credit agreement including the note payable to bank and the line of credit arrangement contain certain restrictive provisions including maintaining a maximum tangible net worth ratio, maintaining a minimum current ratio, obtaining prior approval of acquisition financings in excess of $3.0 million and limiting the amount of additional borrowings. The Company will be in default under its revolving credit and borrowing lines if (i) Dennis Jones ceases to be the Company's Chairman of the Board and Chief Executive Officer, or
(ii) Dennis Jones and Judith Jones, collectively, own less than 15% of the outstanding shares of Common Stock of the Company, or (iii) a third party acquires 50% or more of the shares of the Company's capital stock without the lender's prior approval.

10. INCOME TAXES

     Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of adopting Statement No. 109 as of January 1, 1993 was to increase net income by $207,100.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 and 1994 are as follows:

                                                                    1994          1995
                                                                 ----------    ----------
        Deferred tax liabilities:
          Depreciation and amortization.......................   $4,134,736    $4,474,077
        Deferred tax assets:
          Accrued sales discounts.............................      762,699       992,026
          Deferred compensation on stock options..............       85,020        85,870
          Unicap adjustment on inventory......................      174,552       260,144
          Allowance for doubtful accounts.....................       41,492        70,300
          Other...............................................      134,854       137,760
                                                                 ----------    ----------
                                                                  1,198,617     1,546,100
                                                                 ----------    ----------
        Net deferred tax liabilities..........................   $2,936,119    $2,927,977
                                                                 ==========    ==========

     Significant components of the provision for income taxes are as follows:

                                                         1993          1994          1995
                                                      ----------    ----------    ----------
        Current:
          Federal..................................   $4,154,146    $4,145,121    $6,628,414
          State....................................      549,594       485,883       790,082
                                                      ----------    ----------    ----------
             Total current.........................    4,703,740     4,631,004     7,418,496
                                                      ----------    ----------    ----------
        Deferred:
          Federal..................................      (34,796)     (236,182)       (7,804)
          State....................................       (8,118)      (34,654)         (201)
                                                      ----------    ----------    ----------
             Total deferred........................       42,914      (270,836)       (8,005)
                                                      ----------    ----------    ----------
        Total provision for income taxes...........   $4,660,826    $4,360,168    $7,410,491
                                                      ==========    ==========    ==========

                         JONES MEDICAL INDUSTRIES, INC.

     A reconciliation of the difference between the United States federal statutory tax rates and the effective income tax rate as a percentage of net income before cumulative effect of change in accounting principle is as follows:

                                                                      1993    1994    1995
                                                                      ----    ----    ----
        United States federal statutory tax rate...................   34.0%   34.0%   35.0%
        State income taxes, net of federal tax benefit.............    4.1     3.8     4.0
        Other, net.................................................    --     (1.1)   (1.6)
                                                                      ----    ----    ----
                                                                      38.1%   36.7%   37.4%
                                                                      ====    ====    ====

11. PREFERRED STOCK

     The Company's Convertible Cumulative Preferred Stock, Series A, bears dividends at an annual dividend rate of $0.16 per share. Each preferred share has voting rights equal to one share of Common Stock and is convertible into
1.75 shares (3.938 shares after giving retroactive effect to the three-for-two stock split declared February 7, 1996 and the three-for-two stock split declared May 22, 1996) of the Company's Common Stock.

     During 1995, the Company reached a settlement regarding a portion of the contingent purchase price payable to the former stockholders of GenTrac. In connection with the settlement, 44,004 shares of the Company's Preferred Stock held in an escrow account, pending final dispute resolution, were released from escrow and returned to the Company. These shares of Preferred Stock with an original cost of $381,277 have been canceled by the Company. The accompanying 1995 financial statements reflect the resulting $381,277 reduction of goodwill associated with the contingent purchase price and reduction in Preferred Stock.

12. STOCK OPTION PLANS

     The Company has various incentive stock option ("ISO") plans for executives and employees. In connection with the ISO plans, options to purchase Common Stock are granted at option prices not less than the fair market values of the Common Stock at the time the options are granted and vest ratably over a five-year period from the grant dates. At December 31, 1995, options for 255,749 shares of Common Stock are available for future grant. There were 719,775 options granted but unexercised under the ISO plans at December 31, 1995, of which 83,250 were exercised subsequent to December 31, 1995.

     In addition, the Company has various nonqualified stock option ("NSO") plans for certain officers and independent directors. Certain of these options offer exercise prices below the fair market value of the Common Stock at the date of grant. In accordance with APB 25, differences between the option prices and the fair market values at the dates of grant have been accrued ratably over the five-year vesting periods. Total compensation expense in 1993, 1994, and 1995 related to the NSO plans was $67,000, $122,000, and $123,500, respectively. At December 31, 1995, there were 155,250 options granted but unexercised under the NSO plans, of which 112,500 shares were exercised subsequent to December 31, 1995.

                         JONES MEDICAL INDUSTRIES, INC.

     Option activity for 1993, 1994, and 1995 was as follows:

                                                             1993        1994        1995
                                                           --------    --------    --------
        Outstanding options, January 1..................  1,134,000   1,084,500     973,215
          Exercised.....................................   (229,500)   (144,225)   (281,565)
          Granted.......................................    245,250     196,875     194,625
          Cancelled.....................................    (65,250)   (163,935)    (11,250)
                                                          ---------   ---------    --------
        Outstanding options, December 31................  1,084,500     973,215     875,025
                                                          =========   =========    ========
        Weighted average price of options exercised.....      $2.52       $1.99       $1.58
                                                              =====       =====       =====
        Weighted average price of options granted.......      $4.61       $3.73       $3.67
                                                              =====       =====       =====
        Weighted average price of options cancelled.....      $1.61       $5.37       $2.85
                                                              =====       =====       =====

     Outstanding options at December 31, 1995 are exercisable as follows:

                                                                 WEIGHTED
                                                                 AVERAGE
                                                     NUMBER OF    OPTION       RANGE OF
                                                      SHARES      PRICE      OPTION PRICE
                                                     ---------   --------   --------------
        1995.......................................   494,100     $2.21     $0.22 - $5.67
        1996.......................................    92,475     $3.26     $2.33 - $6.67
        1997.......................................    77,850     $3.38     $2.33 - $6.67
        1998.......................................    83,700     $3.41     $2.33 - $6.67
        1999.......................................    73,800     $3.70     $2.89 - $6.67
        2000.......................................    53,100     $3.80     $2.89 - $6.67
                                                      -------     -----
                                                      875,025     $2.76
                                                      =======     =====

     Subsequent to December 31, 1995, options to purchase 105,750 shares of Common Stock were granted to certain employees of the Company under the ISO plan. The option price of $10.67 per share represents the fair market value of the stock on the date the options were granted. The options vest over periods of five to seven years from the grant date.

     In addition, subsequent to December 31, 1995, options to purchase 675,000 shares of Common Stock were granted to certain officers of the Company under time accelerated stock option agreements pursuant the Company's 1994 Incentive Stock Plan. The option price of $10.67 per share represents the fair market value of the stock on the date the options were granted. The options become exercisable at the end of eight years from the grant date; however, the options may become exercisable if certain targeted Common Stock prices are attained as follows: $30 for the 1997 installment, $40 for the 1998 installment, $48 for the 1999 installment, $60 for the 2000 installment, and $75 for the 2001 installment.

13. EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution plan covering substantially all employees. The plan provides the Company match 100 percent of the employee voluntary contributions up to a maximum matching contribution of 5 percent of the employee's compensation. Company contributions in 1993, 1994, and 1995 were approximately $172,000, $200,000, and $224,000, respectively.

                         JONES MEDICAL INDUSTRIES, INC.

14.  Contingencies and Commitments

     At December 31, 1995 the Company carried product liability coverage of $10,000,000 per occurrence and $10,000,000 in the aggregate on a "claims made" basis. There is no assurance that the Company's present insurance will cover any potential claims that may be asserted in the future: In addition, the Company is subject to legal proceedings and claims which arise in the ordinary course of its business.

     Under development and distribution agreements between GenTrac and Johnson & Johnson entered into prior to the Company's acquisition of GenTrac, Johnson & Johnson acquired certain rights to new thrombin products and thrombin product improvements developed by GenTrac. Johnson & Johnson has notified the Company that it believes that it is entitled to exclusive distribution rights for Thrombin-JMI and a liquid thrombin product for which FDA approval is currently pending. Although the Company strongly disagrees with and will vigorously contest such claims by Johnson & Johnson, any resolution of the claims in favor of Johnson & Johnson could have a materially adverse effect upon the Company's business, financial condition and results of operations.

     The Company currently relies on Lilly for the manufacture of Brevital. The Company has entered into a 10-year manufacturing agreement with Lilly, which may be terminated by Lilly at any time after the first five years by giving at least five years notice to the Company prior to ceasing the manufacture of Brevital. In the event of such termination, Lilly must use reasonable efforts to assist the Company in obtaining all the necessary licenses and approvals to enable the Company or an alternative manufacturer to manufacture Brevital. Lilly is the sole manufacturer of Brevital and any alternative manufacturer would require regulatory change-in-site qualification to manufacture the product. In the event of any interruption in the supply of Brevital from Lilly due to regulatory or other causes, there can be no assurance that the Company could make alternative manufacturing arrangements on a timely basis, if at all. Such an interruption would have a material adverse effect on the Company's business, financial condition and results of operations.

     In connection with certain product line acquisitions, the Company is obligated to pay royalties of up to 10 percent of certain product sales through 2005. Total royalty expense in 1993, 1994, and 1995 was approximately $621,000, $636,000, and $593,000, respectively.

15.  SUBSEQUENT EVENTS (UNAUDITED)

Common Stock Split

On April 3, 1996 and April 23, 1996 the Company sold a total of 3,450,000 shares of common stock as contemplated in the Company's Registration on Form S-3. Net proceeds of the common stock offering were approximately
$75,000,000.

Abana Acquisition

On October 28, 1996 the Company announced an agreement with Abana Pharmaceuticals, Inc. ("Abana") and the holders of a majority of Abana's outstanding common stock to acquire Abana by means of a merger of Abana into a subsidiary of the Company. Under the terms of the agreement, the Company will issue approximately 420,000 shares of its common stock to Abana's stockholders to acquire a 100% ownership interest in Abana. Although Abana's founders and principal stockholders currently hold a majority of the outstanding shares of Abana and have adopted and approved the transaction, final closing of the transaction will be deferred until a registration statement relating to the transaction under federal securities law is filed and formal notice is given to Abana's shareholders in accordance with Delaware law. The agreement contemplates that the transaction will become effective at or near December 31, 1996.

Abana, headquartered in Birmingham, Alabama is a growing regional marketer of seven specialty prescription pharmaceuticals, principally consisting of respiratory care products.